U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report

October 4, 2007

(Date of Event Reported-October 3, 2007)

Commission File No. 000-24723

PSPP HOLDINGS, INC.

(Exact name of small business issuer as specified in its charter)

NEVADA     88-0393257

(State or other jurisdiction of   (IRS Employer Identification No.)

incorporation  or  organization)

3435 Ocean Park Blvd. #107 Santa Monica, Ca 90405

 (Address of principal executive offices)

(310)-207-9745

 (Issuer's telephone number)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 3, 2007 a special meeting of the majority stockholders of PSPP Holdings, Inc. was held pursuant to the Company’s By-Laws, Article 3, Sec 3,4,9. Consent pursuant to the Company’s By-Laws, Article 7, Sec 1,2- Waiver of Notice. Present at the meeting were the Officers of the Corporation, Kyle Gotshalk as President and Director, Cherish Adams as Sec/Treasurer; all of the Directors of the Company: Kyle Gotshalk, Director, Frank Tavella, Executive Vice President and Director, Ryan Decker, Director, and Thom Archbold, Director. Also present at the meeting were the majority shareholders of the Company represented by 42,570,000 votes. On that date there were Issued and outstanding 64,499,364shares.

 On October 3, 2007, the Directors and stockholders of the corporation gave notice to the company of the special meeting held on September 16, 2007.

At that special meeting on September 16, 2007 (held pursuant to the Company’s By-Laws, Article 3, Sec 3,4,9 and Consent pursuant to the Company’s By-Laws, Article 7, Sec 1,2) -by a majority vote of the shareholders of the corporation represented by 42,570,000 shares of the corporation out of 64,499,364 shares issued and outstanding; the shareholders duly noted that according to the Company’s filings with the Secretary of State of Nevada that Kyle Gotshalk was the President of the Company and director and Cherish Adams was the Secretary and Treasurer. To clear up any and all confusion as to who might or might not be officers and directors of the company it was voted that Kyle Gotshalk be President and Director of the corporation and Cherish Adams as Sec/Treasurer; and the following as Directors of the Company: Kyle Gotshalk, Director, Frank Tavella, Executive Vice President and Director, Ryan Decker, Director, and Thom Archbold, Director.

Also on Sept. 16, 2007 the Company’s wholly owned subsidiary, Esafe, Inc.’s Shareholders appointed Kyle Gotshalk as President, Cherish Adams as Sec/Treasurer and Director, and Frank Tavella as Vice President and Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PSPP Holdings, Inc.

 (Registrant)

Date: October 4, 2007

By: /S/ Kyle Gotshalk

Kyle Gotshalk, President and Director